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Exhibit 23.3

Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of DRS Technologies, Inc. on Form S-4 of our reports dated January 30, 2003 (February 27, 2003 as to Note 17) relating to the consolidated financial statements and the related financial statement schedules of Integrated Defense Technologies, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 (which reports express an unqualified opinion and include an explanatory paragraph referring to Integrated Defense Technologies, Inc.'s change in its method of accounting for goodwill), appearing in and incorporated by reference in the Annual Report on Form 10-K of Integrated Defense Technologies, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Birmingham, Alabama
January 30, 2004

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Independent Auditors' Consent